UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 18, 2014

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of First Security Group, Inc. ("First Security") was held on June 18, 2014 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. The matters listed below were submitted to a vote of First Security's shareholders and the final voting results were as follows:

The following nominees were elected by the holders of First Security's common stock as directors of First Security to serve until the 2015 annual shareholder meeting and until their successors have been elected and qualified:

Name	For	Withheld	Broker Non-Votes
Henchy R. Enden	36,129,601	4,019,310	8,280,407
William F. Grant, III	37,697,936	2,450,975	8,280,407
William C. Hall	36,842,520	3,306,391	8,280,407
Adam G. Hurwich	38,543,602	1,605,309	8,280,407
Carol H. Jackson	36,672,845	3,476,066	8,280,407
Kelly P. Kirkland	40,111,937	36,974	8,280,407
D. Michael Kramer	40,111,273	37,638	8,280,407
Robert R. Lane	40,109,817	39,094	8,280,407
Larry D. Mauldin	37,686,941	2,461,970	8,280,407

A non-binding resolution approving the compensation of First Security's executive officers, as disclosed under the federal securities laws, was approved by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
27,669,929	12,429,424	49,558	8,280,407

The appointment of Crowe Horwath, LLP, as First Security's independent public accounting firm for the fiscal year ending December 31, 2014 was ratified by the vote set forth below:

For	Against	Abstentions
48,423,279	6,039	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.
Dated:	June 19, 2014

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Executive Vice President and Chief Financial Officer